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                                                                    Exhibit 10.2


                                 ALKERMES, INC.

               AMENDED AND RESTATED 1990 OMNIBUS STOCK OPTION PLAN

                   (ADOPTED ON SEPTEMBER 19, 1990, AS AMENDED
                             THROUGH JUNE 11, 1997)

1.       OBJECTIVES

                  The objectives of this Plan are to assist Alkermes, Inc. (the "Company") in attracting and retaining employees, officers and directors of and consultants to the Company and in promoting the identification of such persons' interests with those of the Company's shareholders.

2.       DEFINITIONS

                  "Board" shall mean the Board of Directors of the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute or codification of the income tax laws of the United States.

                  "Committee" shall mean the Stock Option Committee of the Board of Directors, which shall consist of at least two directors, each of whom is a disinterested person within the meaning of Rule 16b-3(c)(2)(i) under the Exchange Act.

                  "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

                  "Date of Grant" in relation to any option granted under this Plan shall mean the date on which, or the future date as of which, the Board or the Committee grants that option.

                  "Eligible Person" shall mean any employee, consultant, officer or director of the Company or any Parent or Subsidiary. For the purposes of Incentive Stock Options, Eligible Persons must meet all the requirements under
Section 422 of the Code.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Exercise" in respect of an option shall mean the delivery by the Optionee to the Company of (a) written notice of exercise of the option as to a specified number of Shares; (b) payment of the option exercise price for such Shares; and (c) any other statement or evidence required pursuant to
Section 9 hereof.

                  "Fair Market Value" of a Share with respect to any day shall mean (i) the average of the high and low price on such day for a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or as quoted on the NASDAQ National



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Market System, (ii) if not so listed or quoted, the average of the closing bid and asked prices on such day as reported on NASDAQ, and (iii) if not so listed, quoted or reported, the value as determined in good faith by the Board or the Committee, as the case may be.

                  "Incentive Stock Option" shall mean any option that, at the time of grant, meets the requirements of Section 422 of the Code and is identified as an incentive stock option.

                  "ISO Plans" shall mean the Plan and all other incentive stock option plans under Section 422 of the Code adopted or assumed by corporations that are Qualified Employers.

                  "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

                  "Non-Qualified Stock Option" shall mean any option granted under the Plan other than an Incentive Stock Option.

                  "Non-Section 16 Eligible Person" shall mean an Eligible Person who is not an Officer or a director of the Company.

                  "Officer" shall mean a person who has been designated by the Board as an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

                  "Optionee" shall mean a person holding an option granted under this Plan which has not been exercised or surrendered and has not expired.

                  "Parent" shall mean a corporation which, at the time in question, owns at least 50% of the total combined voting power of all classes of outstanding stock of the Company (or of a corporation that has issued or assumed a stock option of the Company in a transaction to which Section 424(a) of the Code applies) and a corporation which, at such time, owns at least 50% of the total combined voting power of all classes of stock in another Parent.

                  "Plan" means this Amended and Restated 1990 Omnibus Stock Option Plan, as amended from time to time.

                  "Qualified Employer" shall mean the Company, any Parent or any Subsidiary.

                  "Section 16 Eligible Person" shall mean an Eligible Person who is an Officer or a director of the Company.

                  "Shares" shall mean shares of Common Stock of the Company for which options may be granted hereunder.

                  "Subsidiary" shall mean a corporation in which, at the time in question, the Company (or a corporation that issued or assumed a stock option of the Company in a transaction to which Section 424(a) of the Code applies) owns at least 50% of the total combined voting power of all classes of stock outstanding and a corporation in which, at such time, another Subsidiary owns at least 50% of the total combined voting power of all classes of stock outstanding.

                  "Ten Percent Shareholder" shall mean an Eligible Person who owns at the Date of Grant



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more than 10% of the total combined voting power of all classes of stock of a
Qualified Employer.

3.       MAXIMUM NUMBER OF SHARES TO BE OPTIONED AND ADJUSTMENTS IN OPTIONED
SHARES

                  The maximum number of Shares for which options may be granted hereunder is 2,500,000. This number shall be adjusted if the number of outstanding shares of Common Stock of the Company is increased or reduced by split-up, reclassification, stock dividend, or the like. The number of Shares previously optioned and not theretofore delivered and the option exercise price per Share shall likewise be adjusted whenever the number of outstanding shares of Common Stock is increased or reduced by any such procedure. Shares for which options have expired or have been surrendered may again be optioned pursuant to the Plan.

4.       ADMINISTRATION AND INTERPRETATION

                  Except to the extent provided below, this Plan shall be administered by the Board. The Board may delegate responsibility for administration to the Committee. The Board, or such Committee, may make such rules and establish such procedures as it deems appropriate for the administration of the Plan. In the event of any disagreement as to the interpretation of the Plan or any rule or procedure thereunder, the decision of the Board, or such Committee, shall be final and binding upon all persons in interest. Members of the Board who are eligible to participate in or have been granted options under the Plan may vote on matters affecting administration of the Plan; provided, however, that the Committee shall have the authority and sole responsibility for granting options to Section 16 Eligible Persons and authorizing the issuance of Shares upon the exercise thereof, and for the administration of the Plan with respect thereto.

5.       GRANTING OF OPTIONS

                  The Board is authorized to grant options to Non-Section 16 Eligible Persons pursuant to this Plan. The number of Shares, if any, optioned in each year, the Non-Section 16 Eligible Persons to whom and the time or times at which options are granted, the number of Shares optioned to each Non-Section 16 Eligible Person and the other terms and provisions of such options shall be wholly within the discretion of the Board, subject to the limitation that no option shall be granted (notwithstanding any other provisions of this Plan to the contrary) later than September 19, 2000.

                  The Committee is authorized to grant options to Section 16 Eligible Persons pursuant to this Plan. The number of Shares, if any, optioned in each year, the Section 16 Eligible Persons to whom and the time or times at which options are granted, the number of Shares optioned to each Section 16 Eligible Person and the other terms and provisions of such options shall be wholly within the discretion of the Committee, subject to the limitation that no option shall be granted (notwithstanding any other provisions of this Plan to the contrary) later than September 19, 2000.


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6.       TYPE OF OPTIONS

                  This Plan permits the grant of Non-Qualified Stock Options, as well as Incentive Stock Options. Options granted under the Plan will be designated as Non-Qualified Stock Options or Incentive Stock Options at the time of their grant.

7.       OPTION TERMS

                  Subject to the limitation prescribed in Section 5 above, the options granted under this Plan shall be on the terms stated in clauses (a) through (h) below. The Board or the Committee, as the case may be, may specify additional terms not inconsistent with this Plan by rules of general application or by specific direction in connection with a particular option or group of options.

                  (a) The option exercise price shall be fixed by the Board or the Committee, as the case may be, but shall not be less than 100% (110% in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) of the Fair Market Value of the underlying Shares on the Date of Grant.

                  (b) The option exercise price shall be payable in cash, property, services rendered or, under certain circumstances, in shares of Common Stock of the Company having a Fair Market Value equal to the option exercise price on the date of exercise, or any combination thereof, or any other means which the Board or the Committee, as the case may be, determines are consistent with the Plan's purpose and applicable laws.

                  (c) The option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or after his death by the person or persons entitled thereto by will or the laws of descent and distribution.

                  (d) The term of the option shall be fixed by the Board or the Committee, as the case may be, but no option shall be granted for a term to exceed ten years or, in the case of an Incentive Stock Option being granted to a Ten Percent Shareholder, for a term to exceed five years.

                  (e) The option shall terminate and may not be exercised if the Optionee ceases for any reason (including death, retirement or disability) to be an employee of the Qualified Employer, except to the extent provided in Section 9 hereof.

                  (f) In the event that the Company is succeeded by another company in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the successor company shall assume the outstanding options granted under this Plan or shall substitute new options for them, which shall provide that the Optionee, at the same cost, shall be entitled upon the exercise of such option to receive such securities of the surviving or resulting corporation as the Board of Directors of such corporation shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of stock or other securities to which the Optionee would have been entitled under the terms of the agreement governing the reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation as if, immediately prior to such event, the Optionee had been the holder of record of the number of Shares which were then subject to such option.

                  (g) The aggregate Fair Market Value (determined as of the Date of Grant) of the Shares for which Incentive Stock Options are granted under the ISO Plans to any one Eligible Person that are exercisable for the first time during any calendar year shall not exceed $100,000.



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                  (h) The terms and conditions of the grant of each option
granted hereunder shall be embodied in a written award certificate in a form prescribed by the Board or by the Committee, as the case may be, which (i) has been completed with the date, name of Optionee, number of Shares to which it relates, type of option, term of option, option price per Share, name of Optionee's employing company and (with respect to Incentive Stock Options) the conditions required to qualify as an incentive stock option under Section 422 of the Code, (ii) has been signed by a member of the Board or the Committee or an officer of the Company designated by the Board or by the Committee, as the case may be, and (iii) has been delivered to the Optionee.

8.       LIMITED STOCK APPRECIATION RIGHTS

                  (a) The Committee is authorized, in its discretion, to grant limited stock appreciation rights ("LSARs") with respect to all or any portion of the Shares covered by stock options granted hereunder to Officers and directors of the Company, simultaneously with the grant of, or at any time during the term of, non-qualified options or simultaneously with the grant of incentive stock options. The grant of the LSAR will not be effective until six months after the date of its grant. Those options with respect to which an LSAR has been granted and become effective shall become immediately exercisable upon the occurrence of any of the following events (each, a "Triggering Event"): (i) the consummation by the Company of a reorganization, merger, or consolidation after approval of any such transaction by shareholders, other than Section 16 Eligible Persons, holding at least the minimum number of shares necessary to approve such transaction under the Company's Articles of Incorporation and applicable law, (ii) the consummation by the Company of a sale of substantially all its assets after approval of any such transaction by shareholders, other than Section 16 Eligible Persons, holding at least the minimum number of shares necessary to approve such transaction under the Company's Articles of Incorporation and applicable law, or (iii) the acquisition by a single purchaser or group of related purchasers of in excess of 51% of the issued and outstanding shares of Common Stock from shareholders of the Company other than Section 16 Eligible Persons, in any case other than in a transaction in which the surviving corporation or the purchaser is the Company or a Subsidiary of the Company (other than a transaction in which the surviving corporation or the purchaser is the Company or a Subsidiary of the Company but the capital stock of the Company or a Subsidiary of the Company is converted into capital stock of any entity other than the Company or any such Subsidiary) or an entity controlled by
Section 16 Eligible Persons.

                  (b) The LSARs shall provide that upon the occurrence of any Triggering Event, the Optionee shall receive from the Company, for each LSAR, an amount in cash equal to the amount by which the option exercise price per Share of the option to which the LSAR relates is exceeded by the Fair Market Value of the Shares issuable upon exercise of such option on the date such Triggering Event occurs. When a Triggering Event occurs, the option to which the LSAR relates will cease to be exercisable, but will be deemed to have been exercised for purposes of determining the number of Shares for which options may be granted hereunder.

                  (c) An LSAR shall be expressly subject to the following additional requirements: (i) the LSAR shall expire no later than the expiration of the underlying option; (ii) the LSAR shall be transferable only when the underlying option is transferable, and under the same conditions; and (iii) a Triggering Event shall be deemed to have occurred only when the Fair Market Value of the Shares subject to the underlying option exceeds the exercise price of such option.



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9.       EXERCISE RIGHTS UPON CEASING TO BE AN EMPLOYEE, OFFICER, CONSULTANT OR
DIRECTOR

                  (a) If an Optionee becomes permanently and totally disabled, he may exercise his option for up to one year after the date he ceases to be an employee, officer or director of or a consultant to a Qualified Employer on account of such disability, but in no event later than the date on which the option would have expired if the Optionee had not become disabled. During such period, the option may be exercised only to the extent that the Optionee was entitled to do so at the date of disability and, to the extent the option is not so exercised, it shall expire at the end of such period. For purposes of this
Section 9(a), an Optionee shall be deemed to be disabled if, in the determination of the Board or the Committee, as the case may be, he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                  (b) If an Optionee dies during a period in which he is entitled to exercise an option (including the period referred to in subsection
(a) above), the option shall terminate one year after the date of death, but in no event later than the date on which the option would have expired if the Optionee had lived. During such period, the option may be exercised by the Optionee's executor or administrator or by any person or persons who shall have acquired the option directly from the Optionee by bequest or inheritance or by reason of the death of the Optionee, but only to the extent that the Optionee was entitled to do so at the date of death and, to the extent the option is not so exercised, it shall expire at the end of such period.

                  (c) If an Optionee ceases to be an employee, officer or director of or consultant to any and all Qualified Employers in circumstances other than those described in subsections (a) or (b) above, he may exercise options granted hereunder for a period not to exceed three months after the date of such cessation, but in no event later than the date on which the option would have expired if the Optionee had remained an employee, officer or director of or consultant to a Qualified Employer. During such period, the option may be exercised only to the extent that the Optionee was entitled to do so on the date of cessation and, to the extent the option is not so exercised, it shall expire at the end of such three-month period. This provision shall not apply if the Optionee's employment or consultant relationship was terminated for "cause," or if the officer or director was removed for "cause," which shall include theft, falsification of records, fraud, embezzlement, gross negligence or willful misconduct, causing a Qualified Employer to violate any federal, state, or local law, or administrative regulation or ruling having the force and effect of law, insubordination, conflict of interest, diversion of corporate opportunity, or conduct that results in publicity that reflects unfavorably on a Qualified Employer.

                  (d) For purposes of this section an Optionee who is an employee shall not be treated as having ceased employment if (1) the Optionee is on military, sick leave or other bona fide leave of absence (such as temporary employment by the United States Government); and (2) the period of such leave does not exceed 90 days, or, if longer, so long as the Optionee's right to reemployment with a Qualified Employer is guaranteed by statute or by contract. Where the period of leave exceeds 90 days and the Optionee's right to reemployment is not guaranteed by statute or by contract, such Optionee shall be deemed to have ceased being an employee on the 91st day of such leave.




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10.      ADDITIONAL REQUIREMENTS

                  Upon the exercise of an option granted hereunder the Board or the Committee, as the case may be, may require the Optionee to deliver the following:

                  (a) A written statement satisfactory to the Company or its counsel that the Optionee is purchasing the Shares for investment and not with a view toward their distribution or sale and will not sell or transfer any Shares received upon the exercise of the option except in accordance with the Securities Act of 1933 and applicable state securities laws; and

                  (b) Evidence reasonably satisfactory to the Company that at the time of exercise the Optionee meets such other requirements as the Board or the Committee, as the case may be, may determine.

11.      SHARES SUBJECT TO OPTION

                  The Shares issuable upon exercise of options granted hereunder may be unissued shares or treasury shares, including shares bought on the open market. The Company at all times during the term of this Plan shall reserve for issuance the number of Shares issuable upon exercise of options granted hereunder.

12.      COMPLIANCE WITH GOVERNMENTAL AND OTHER REGULATIONS

                  The Company will not be obligated to issue and sell the Shares issued pursuant to options granted hereunder if, in the opinion of its counsel, such issuance and sale would violate any applicable federal or state securities laws. The Company will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue and sell Shares issuable upon exercise of any option granted hereunder. Inability of the Company to obtain from any such regulatory commission or agency authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares upon exercise of an option granted hereunder shall relieve the Company from any liability for failure to issue and sell such Shares until the time when such authority is obtained or is obtainable.

13.      NONASSIGNMENT OF OPTIONS

                  Except as otherwise provided in Paragraph 7(c) hereof, any option granted hereunder and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law otherwise) and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such option, right or privilege contrary to the provisions hereof, or upon the levy or any attachment or similar process upon the rights and privileges conferred hereby, such option and the rights and privileges conferred hereby shall immediately terminate.




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14.      RIGHTS OF OPTIONEE IN SHARES

                  Neither any Optionee nor the legal representatives, heirs, legatees, or distributees of any Optionee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any Shares issuable upon exercise of an option granted hereunder unless and until such Shares are issued to him or them.

15.      DELIVERY OF SHARES ISSUED PURSUANT TO OPTION

                  Subject to the other terms and conditions of this Plan, upon the exercise of an option granted hereunder, the Company shall sell to the Optionee the Shares with respect to which the option has been exercised.

16.      WITHHOLDING OF APPLICABLE TAXES

                  A Qualified Employer shall have the right to reduce the number of Shares otherwise required to be issued upon exercise of an option granted hereunder by an amount which would have a Fair Market Value on the date of such exercise equal to all Federal, state, city, or other taxes as shall be required to be withheld by the Qualified Employer pursuant to any statute or other governmental regulation or ruling. In connection with all such withholding obligations (whether arising in connection with an exercise of an option granted hereunder or in connection with a disqualifying disposition (as defined in Section 421(b) of the Code) of stock obtained upon exercise of an Incentive Stock Option granted hereunder), a Qualified Employer may make any other arrangements consistent with this Plan as it may deem appropriate, including but not limited to withholding such taxes from cash compensation payable to the Optionee and requiring the Optionee to remit cash in an amount equal to the taxes required to be withheld.

17.      PLAN AND OPTIONS NOT TO AFFECT EMPLOYMENT OR OTHER AFFILIATION

                  Neither this Plan nor any options granted hereunder shall confer upon any Eligible Person any right to continue employment or affiliation with any Qualified Employer.

18.      AMENDMENT OF PLAN

                  The Board may make such amendments to this Plan as it deems necessary or advisable, provided that, without further action by the shareholders of the Company, no such amendment shall (a) materially increase the maximum number of Shares for which options may be granted, except as provided in
Section 3, (b) materially increase the benefits under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan, and in no event shall any such amendment impair the rights of any participant under any option theretofore granted.

19.      NOTICES

                  Any notice required or permitted hereunder shall be sufficiently given only if sent by registered or certified mail, postage prepaid, addressed to the Company, 26 Landsdowne Street, Cambridge, MA 02139 and to the Optionee at the address on file with the Company at the time of grant hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.



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20.      SUCCESSORS

                  The Plan shall be binding upon and inure to the benefit of any successor, successors or assigns of the Company.

21.      SEVERABILITY

                  If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate, or nullify the remaining provisions of this Plan which shall continue in full force and effect.

22.      TERMINATION OF THE PLAN

                  The Board may terminate this Plan at any time; otherwise this Plan shall terminate September 19, 2000. Termination of the Plan shall not deprive Optionees of their rights under previously granted options.

23.      GRANTS OF OPTIONS AFTER AMENDMENTS TO PLAN

                  The grant of any option hereunder on or after the date the Board has adopted any amendments to the Plan that require shareholder approval pursuant to Section 18 hereof, is subject to the express condition that within 12 months after such date, the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote thereon shall have approved the Plan at a duly held meeting of the shareholders of the Company.



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